Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RCM Technologies, Inc. and Subsidiaries of our report dated March 13, 2025, relating to the consolidated financial statements of RCM Technologies, Inc. and Subsidiaries as of, and for the year ended, December 28, 2024, included in the Company’s Annual Report on Form 10-K filed on April 3, 2026.

/s/ WithumSmith+Brown, PC.

Red Bank, New Jersey
September 3, 2026